UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 23, 2022

Perella Weinberg Partners
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39558	84-1770732
( State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 287-3200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock	PWPPW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On August 23, 2022, Perella Weinberg Partners (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), entered into Amendment No. 2 (the “Warrant Amendment”) to the Warrant Agreement, dated as of September 24, 2020 (the “Warrant Agreement”), by and between the Company (f/k/a FinTech Acquisition Corp. IV) and Continental Stock Transfer & Trust Company, as amended by Amendment No. 1 to Warrant Agreement, dated as of November 10, 2021, by and among the Company, Continental Stock Transfer & Trust Company and the Warrant Agent.
The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to mandatorily exchange the Company’s remaining outstanding Warrants (as defined below) (including the remaining outstanding Private Placement Warrants (as defined below)) for shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), at an exchange ratio of 0.18 shares of Class A Common Stock for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.
The Company will exercise its right to exchange all remaining outstanding Warrants (including all remaining outstanding Private Placement Warrants) for shares of Class A Common Stock in accordance with the terms of the Warrant Amendment, and has fixed September 7, 2022 as the exchange date.
The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.03.    Material Modifications to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
As previously disclosed, including in the final Prospectus/Offer to Exchange filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2022, in connection with the Company’s offer to each holder of the Company’s outstanding Warrants, consisting of (i) the Warrants sold as part of the units in FinTech Acquisition Corp. IV’s (“FTIV”) initial public offering of FTIV’s securities on September 29, 2020 (“IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “Public Warrants”) and (ii) the Warrants sold as part of the units in a private placement that occurred simultaneously with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), to receive 0.20 shares of Class A Common Stock in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of its outstanding Public Warrants to approve the Warrant Amendment.
The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on August 18, 2022. A total of 7,388,071 Public Warrants, or approximately 96.37% of the 7,666,642 outstanding Public Warrants, were properly tendered and not withdrawn in the Offer, and therefore consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s outstanding Public Warrants, the Warrant Amendment was approved.
Item 8.01.    Other Events.
On August 23, 2022, the Company issued a press release announcing the closing of Offer and Consent Solicitation and the entry into the Warrant Amendment. At closing, the Company issued 1,493,688 shares of Class A Common Stock in exchange for the Warrants tendered in the Offer.
A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment No. 2 to Warrant Agreement, dated August 23, 2022, by and between the Company and American Stock Transfer & Trust Company, LLC.
99.1	Press Release of Perella Weinberg Partners, dated August 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS
(Registrant)

Date: August 23, 2022	By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Chief Financial Officer